Exhibit 23.2


Consent of Independent Registered Public Accounting Firm

Playlogic International N.V.
Amsterdam

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 13, 2005, relating to the consolidated financial statements of Playlogic International N.V., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/S/ CAMPSOBERS ACCOUNTANTS
BDO Campsobers Accountants

Amstelveen, September 14, 2005